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                                                                         Ex. 4.1


                       FIRST AMENDMENT TO RIGHTS AGREEMENT


            FIRST AMENDMENT, dated as of February 8, 1999 ("First Amendment"), to Rights Agreement dated as of May 15, 1998 (the "Rights Agreement"), between NEW PLAN Excel Realty Trust, Inc., a Maryland corporation (the "Company") (formerly Excel Realty Trust, Inc.), and BankBoston, N.A., a national banking association (the "Rights Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

            WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement; and

            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.

            NOW, THEREFORE, in consideration of the foregoing promises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

                  1. Section 1.3(ii)(A)(z) is hereby amended and restated in its entirety as follows:

      "(z) securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire or may be deemed to acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person's Affiliates or Associates) if prior to such Person becoming an Acquiring Person the Board of Directors of the Company has approved such agreement and determined that such Person shall not be or be deemed to be the beneficial owner of such securities within the meaning of this Section 1.3."

                  2. Section 1.4 of the Rights Agreement is hereby amended by deleting the words "the State of New York" and replacing them with the words "The Commonwealth of Massachusetts."

                  3. Section 1.7 of the Rights Agreement is hereby deleted in its entirety.

                  4. Section 7.1(i) of the Rights Agreement is hereby amended by deleting the words "May 26, 2008" and replacing them with the words "October 8, 2003".

                  5. Section 7.1(iii) is hereby amended and restated in its entirety as follows:

      "the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated."

                  6. Section 7.2 is hereby amended by deleting the Purchase Price dollar value of "$100.00" and replacing it with the Purchase Price dollar value of "$45.00."

                  7. The last sentence of Section 11.1.3 of the Rights Agreement is hereby deleted in its entirety.


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                  8. The last sentence of Section 11.4.1 of the Rights
Agreement, the penultimate sentence of Section 11.4.2 of the Rights Agreement and the last sentence of Section 14.1 of the Rights Agreement are hereby amended, in each case, be deleting the words ", by a majority of the Continuing Directors then in office, or if there are no Continuing Directors."

                  9. Section 13.3 is hereby amended and restated in its entirety as follows:

      "Notwithstanding anything contained herein to the contrary, except as provided in Section 36, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of
      Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1."

                  10. The second sentence of Section 22 of the Rights Agreement is hereby amended to read in its entirety as follows:

      "In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof."

                  11. Section 25 of the Rights Agreement is hereby amended by deleting the entire address of the Rights Agent and replacing it with:

                        BankBoston, N.A.
                        c/o EquiServe Limited Partnership
                        150 Royall Street
                        Canton, MA  02021
                        Attention: Client Administration

                  12. Section 26 of the Rights Agreement is hereby amended by deleting clause (ii) of the second sentence thereof in its entirety, renumbering clause (iii) of the second sentence to (ii) and adding the word "or" immediately prior to the new clause (ii) and deleting the last sentence in its entirety.

                  13. Section 30 of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "Section 30. Determination and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically


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      granted to the Board of Directors of the Company or to the Company, or as
      may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights."

                  14. Exhibit B is hereby amended by (a) deleting the words "May 26, 2008" in the first sentence of the caption and replacing them with the words "October 8, 2003", (b) deleting the words "May 26, 2008" in the first paragraph and replacing them with the words "October 8, 2003", (c) deleting the Purchase Price dollar value of "$100.00" in the first paragraph and replacing it with the Purchase Price dollar value of "$45.00" and (d) adding the words "or (ii) exchange Common Shares for the Rights evidenced by this Certificate, in whole or in part." at the end of the fourth paragraph.

                  15. Exhibit C is hereby amended by (a) deleting the Purchase Price dollar value of "$100.00" in the third sentence of the first paragraph and replacing it with the Purchase Price dollar value of "$45.00" and (b) deleting the words "May 26, 2008" in the fourth paragraph and replacing them with the words "October 8, 2003".

                  16. This First Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

                  17. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.


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            IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


                                       NEW PLAN EXCEL REALTY TRUST, INC.


                                       By: /s/ STEVEN F. SIEGEL
                                          ----------------------------------
                                          Name:  Steven F. Siegel
                                          Title:  Senior Vice President


                                       BANKBOSTON, N.A.


                                       By: /s/ JOSHUA P. MCGINN
                                          ----------------------------------
                                          Name:  Joshua P. McGinn
                                          Title:  Senior Account Manager


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